UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                    January 18, 2019

MUTUALFIRST FINANCIAL, INC.

(Exact name of registrant as specified in its chapter)

Maryland	000-27905	35-2085640
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

110 E. Charles Street, Muncie, Indiana	47305-2419
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                      (765) 747-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events

         On January 18, 2019, MutualFirst Financial, Inc. announced that its Board of Directors has authorized a new stock repurchase program. Under that program, the Company may purchase up to 5% of its currently outstanding shares of common stock, or approximately 430,000 shares. The repurchases will be made from time to time in open-market or negotiated transactions as deemed appropriate by the Company and will depend on market conditions. The stock repurchase program will expire on January 16, 2020 unless completed sooner or otherwise extended.

A copy of the press release is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

	99	Press release dated January 18, 2019.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date: January 18, 2019	By:	/s/ David W. Heeter
David W. Heeter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release, dated January 18, 2019

4